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                                                                    Exhibit 99.1



NicoWater logo




           QT 5 ANNOUNCES NATIONAL LAUNCH AND ROLLOUT OF NICOWATER(TM)
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       MULTI-MILLION DOLLAR DEVELOPMENT PROGRAM CULMINATES IN BREAKTHROUGH
                               HOMEOPATHIC PRODUCT

Westlake Village, CA (PR Newswire) May 28, 2003 QT 5, Inc. (OTC BB QTFV), manufacturer and marketers of NICOWater(TM), the breakthrough Homeopathic nicotinum (nicotine) product designed to relieve symptoms of tobacco cravings, announced today the national launch and roll-out NICOWater(TM). NICOWater(TM), the result of a multi-million dollar investment program over a year in development, is now being rolled out nationally.

 "This is a very exciting threshold moment in QT 5's history as this revolutionary Homeopathic product -- over which the management, employees and our partners have labored intensively for a year - now comes to market," stated Steven Reder, QT 5's President. "Our breakthrough product -- specifically targeting the extraordinarily attractive $200 billon market for tobacco and tobacco products -- has been engineered to satisfy smokers' cravings when they can't smoke or shouldn't smoke, an increasingly common dilemma for smokers in today's restrictive public and private environments." Mr. Reder went on to say, "QT 5 is populated by a dynamic management team which has defined a compelling opportunity to capitalize on a market populated by over 25% of all Americans. Our burgeoning company, which sustained significant losses in the development and manufacturing of this state-of-the-art Homeopathic product, will now begin to reap the rewards of its labor by addressing the needs of these millions of American smokers."

                                ABOUT QT 5, INC.

QT 5, Inc. is a Delaware corporation formed in April 1999 as a manufacturer, distributor and marketer of Bio-Med testing and Homeopathic products. QT 5, Inc. is continuing its clinical research and development of future products for lifestyle enhancements. QT 5, Inc. is headquartered in Westlake Village, California. For more information please visit: www.qt5inc.com. NICOWater(TM)is sold under the FDA's Compliance Policy Guide Conditions Under Which Homeopathic Drugs May Be Marketed. For additional information on QT 5, Inc. contact
Bernadette Cusack, Vice President - Investor Relations, Trilogy Capital Partners, bernadette@trilogy-capital.com.



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                              CAUTIONARY STATEMENT

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS STATEMENTS ABOUT OUR PLANS, OBJECTIVES, EXPECTATIONS, ASSUMPTIONS OR FUTURE EVENTS. THESE STATEMENTS INVOLVE ESTIMATES, ASSUMPTIONS, KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND PERFORMANCES, OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENT. ACTUAL FUTURE RESULTS AND TRENDS MAY DIFFER MATERIALLY FROM THOSE MADE IN OR SUGGESTED BY ANY FORWARD-LOOKING STATEMENTS DUE TO A VARIETY OF FACTORS, INCLUDING, FOR EXAMPLE, OUR ABILITY TO COMPETE WITH OTHER PRODUCTS IN OUR SPACE; THE RISK OF UNFAVORABLE FEDERAL REGULATION; AND THE FACT THAT OUR STATUS AS A DEVELOPMENT STATE COMPANY MAKES OUR FUTURE UNCLEAR. CONSEQUENTLY YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. WE DISCUSS MANY OF THESE AND OTHER RISKS AND UNCERTAINTIES IN GREATER DETAIL UNDER THE SECTION ENTITLED, "RISK FACTORS THAT MAY AFFECT FUTURE RESULTS" IN ITEM 1 OF THE COMPANY'S CURRENT REPORT ON FORM 8-K AS FILED WITH SEC ON JANUARY 24, 2003 (THE "MERGER FORM 8-K").

CONTACT

Bernadette Cusack, Vice President
Trilogy Capital Partners, Inc.
800.330.6540
bernadette@trilogy-capital.com
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